UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): June 12, 2025

Hippo Holdings Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-39711	32-0662604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

One Almaden Blvd., Suite 400
San Jose, California 95113
650 294-8463
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value per share	HIPO	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
On June 12, 2025, Hippo Holdings Inc. (the “Company”) issued a press release regarding its Investor Day to be held that day and announced that the Company and certain of its subsidiaries had entered into an agreement (the “Purchase Agreement”) with Westwood Insurance Agency LLC, an insurance agency affiliated with The Baldwin Group (“Baldwin”), to sell, on the terms and subject to the conditions set forth in the Purchase Agreement, the Company’s existing homebuilder distribution network as part of a broader strategic partnership with Baldwin. A copy of the press release is attached hereto as Exhibit 99.1 and a copy of the slide deck to be presented at Investor Day is attached hereto as Exhibit 99.2. The Investor Day event will be webcast live at https://hippo-investor-day-june-2025.open-exchange.net/welcome and the Investor Day presentation will be available at investors.hippo.com.
The information in this Item 7.01 of this Form 8-K and Exhibits 99.1 and 99.2 are being furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing made by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit Number	Exhibit Title or Description
99.1	Press Release
99.2	Investor Day Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: June 12, 2025

HIPPO HOLDINGS, INC.

By:	/s/ GUY ZELTSER
Guy Zeltser
Chief Financial Officer